INTELLICALL, INC.

                            2155 Chenault, Suite 410
                          Carrollton, Texas 75006-5023

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 11, 1995

To the Holders of Common Stock of

         INTELLICALL, INC.:

         Notice is hereby given that the 1995 Annual Meeting of Stockholders of Intellicall, Inc., a Delaware corporation (the "Company"), will be held at the Addison Conference and Theatre Centre, 15650 Addison Road, Addison, Texas 75248, on Thursday, May 11, 1995, at 10:00 a.m., Dallas time, for the following purposes:

         (1) To elect six persons to serve as directors until the 1996 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

         (2) To act upon a proposal to increase the number of shares reserved for issuance under the Company's 1991 Stock Option Plan pursuant to the grant of Incentive Stock Options from 1,275,000 shares to 1,525,000 shares.

         (3) To consider and act upon a proposal to amend the Company's Certificate of Incorporation to decrease the amount of its authorized common stock, par value $.01 per share, from 50,000,000 shares to 20,000,000 shares.

         (4) To act upon a proposal to ratify the appointment of independent public accountants.

         (5) To transact any other proper business brought before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed April 13, 1995, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only holders of record of the Company's common stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be maintained in the Company's offices at 2155 Chenault, Suite 410, Carrollton, Texas 75006 for ten days prior to the meeting and will be open to the examination of any stockholder during ordinary business hours of the Company.

         Please advise the Company's Transfer Agent, Chemical Shareholder Services Group, Inc., 2323 Bryan Street, Suite 2300, Dallas, Texas 75201, of any change in your address.

         Your vote is important. Whether or not you plan to attend the meeting in person, please mark, sign, date and return the enclosed proxy in the envelope provided, which requires no postage if mailed within the United States.

                                            By Order of the Board of Directors,

Carrollton, Texas
April 20, 1995                              Michael H. Barnes,
                                            Secretary

                               INTELLICALL, INC.

                            2155 Chenault, Suite 410
                          Carrollton, Texas 75006-5023
                              --------------------

                                PROXY STATEMENT
                              --------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 11, 1995

         The accompanying proxy, which has been mailed together with the Notice of Annual Meeting and this Proxy Statement to stockholders on or about April 20, 1995, is solicited by the Board of Directors of Intellicall, Inc. (the "Company") in connection with the Annual Meeting of Stockholders to be held at the Addison Conference and Theatre Centre, 15650 Addison Road, Addison, Texas 75248, on May 11, 1995 at 10:00 a.m., Dallas time. The proxy may be revoked by the stockholder at any time prior to its exercise by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the meeting and voting in person.

         As stated in the Notice to which this Proxy Statement is attached, matters to be acted upon at the meeting include the election to the Board of Directors of six directors to serve as directors until the 1996 Annual Meeting of Stockholders or until their successors are duly elected and qualified, a proposal to increase the number of shares of common stock reserved for issuance under the Company's 1991 Stock Option Plan, a proposal to reduce the number of authorized shares of common stock of the Company and the ratification of the appointment of independent public accountants.

         All properly executed, unrevoked proxies received before the meeting will be voted in accordance with the directions contained therein. When no direction has been given by a stockholder returning a proxy, the proxy will be voted FOR the election as directors of the nominees named in this Proxy Statement, FOR the resolution increasing the number of shares of common stock reserved for issuance under the Company's 1991 Stock Option Plan, FOR the amendment to the Company's Certificate of Incorporation to decrease the amount of its authorized common stock, FOR the ratification of the selection of Price Waterhouse as independent public accountants of the Company, and in the discretion of persons named in the proxy with respect to any other business which may properly come before the meeting. Votes will be tabulated by inspectors of election appointed by the Company. An abstention from voting on a proposal will be tabulated as a vote withheld on the proposal, but will be included in computing the number of shares present for purposes of determining the presence of a quorum for the meeting.

         The close of business on April 13, 1995 has been set as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting. Holders of the common stock are entitled to one vote per share on all matters which come before the meeting.

         On the record date, there were outstanding and entitled to vote 7,661,543 shares of common stock. The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of February 28, 1995, the number and percentage of outstanding shares of common stock beneficially owned by (i) each of the executive officers named in the Summary Compensation Table on page 12,
(ii) each person known by the Company to be the beneficial owner of more than 5% of the Company's common stock, (iii) each director and each person nominated to be elected a director of the Company, and (iv) all officers and directors as a group.

                                          Shares of
Name and Address                         Common Stock                Percentage
of Beneficial Owner(1)                Beneficially Owned(2)           of Class

William O. Hunt (3)                         663,824                     8.1%
2155 Chenault, Suite 450
Carrollton, Texas 75006

B. Michael Adler (4)                       1,097,250                   14.0%
2155 Chenault, Suite 450
Carrollton, Texas 75006

T.J. Berthel Enterprises,                    696,407                    8.9%
  Inc. (5)
100 Second St. S.E.
Cedar Rapids, Iowa 52407-4250

Nomura Holding America Inc.(6)               550,000                    6.7%
2 World Financial Center,
Bldg. B - 22nd Floor
New York, New York 10281

Dimension Fund Advisors,
  Inc. (7)                                   426,949                    5.6%
1299 Ocean Avenue,
11th Floor
Santa Monica, California 90401

Hugh E. Humphrey, Jr.(8)                      82,000                    1.1%
Lewis E. Brazelton III(9)                     66,373                     *
Richard B. Curran (10)                        95,600                    1.3%
Ray S. Naeini (11)                            73,750                    1.0%
Michael H. Barnes (12)                        82,750                    1.1%
Dennis J. Stoutenburgh(13)                    58,500                      *
Stanley J. Jasinski(14)                       27,000                      *
G. James Bracknell(15)                        35,100                      *
Richard E. Hanlon                             20,000                      *
All officers and directors as a            2,282,147                    26.0%
- -------------------------
* less than one percent



                                       2

(1) The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.

(2) Includes shares issuable upon the conversion of subordinated debt or shares issuable upon exercise of options that will vest within 60 days. Such options become exercisable immediately upon vesting.

(3) Includes 66,985 shares as to which Mr. Hunt has shared voting and investment power and 533,824 shares of common stock issuable upon exercise of options.

(4) Includes (i) 37,000 shares held in the name of Adler Computer Systems, Inc., a company wholly owned by B. Michael Adler, a member of the Board of Directors of the Company, (ii) 150,000 shares held by a partnership in which Mr. Adler serves as the general partner and (iii) 200,000 shares of common stock issuable upon exercise of options.

(5) Includes a convertible debenture held by T.J. Berthel Investments, L.P., an affiliate, which debenture is convertible into approximately 160,000 shares of common stock.

(6) Includes 550,000 shares of common stock issuable upon exercise of a warrant.

(7) Reflects Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 426,949 shares of the Company's stock as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group
         Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.



                                       3

(8) Includes 80,000 shares of common stock issuable upon exercise of options.

(9) Includes 5,091 shares owned by Mr. Brazelton's wife, as to which Mr. Brazelton disclaims beneficial ownership, and 20,000 shares of common stock issuable upon exercise of options.

(10) Includes 53,600 shares held by Mr. Curran's wife and a trust of which Mr. Curran's wife is a beneficiary, as to which Mr. Curran disclaims beneficial ownership, and 20,000 shares of common stock issuable upon exercise of options.

(11) Includes 73,750 shares of common stock issuable upon exercise of options.

(12) Includes 68,750 shares of common stock issuable upon exercise of options.

(13) Includes 56,000 shares of common stock issuable upon exercise of options.

(14) Includes 25,000 shares of common stock issuable upon exercise of options.

(15) Includes 34,500 shares of common stock issuable upon exercise of options.

(16) Includes 1,111,824 shares of common stock issuable upon exercise of options.


                             ELECTION OF DIRECTORS

         Six directors are to be elected at the Annual Meeting, to hold office until the next annual meeting or until their successors have been elected and qualified, or they have sooner resigned or been removed. The Board of Directors proposes the election of the persons listed below, five of which are currently directors. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director; however, if that should occur, the proxies will be voted for the election of such other person or persons as are nominated by the board of directors, unless the board reduces the number of directors. The six nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

         The following table sets forth certain information as to the nominees for director.

                                                               Served as
     Name and Age                Positions                  Director Since
William O. Hunt, 61          Chairman of the Board of            1992
                             Directors, Chief Executive
                             Officer, and President

B. Michael Adler, 48         Director                            1984

Lewis E. Brazelton III, 54   Director (1)                        1992

Richard B. Curran, 59        Director (2)                        1992

Hugh E. Humphrey,Jr.,69      Director (3)                        1987

Richard E. Hanlon,47         Nominee                             N/A
- --------------

     (1) Member of Audit Committee and Chairman of Organization and Compensation Committee of the Board of Directors.

     (2) Chairman of the Audit Committee and member of Organization and Compensation Committee of the Board of Directors.

     (3) Member of Audit Committee and Organization and Compensation Committee of the Board of Directors.

     William O. Hunt joined the Company in December 1992 as Chairman of the Board, Chief Executive Officer and President. From June 1986 to July 1992, he was Chairman and Chief Executive Officer of Alliance Telecommunications Corporation, a wireless telecommunications company. Mr. Hunt serves on the boards of The Allen Group Inc., Dr. Pepper Bottling Holdings, Inc., Hogan Systems, Inc., American Homestead Corporation, and Michaels Stores, Inc.

         B. Michael Adler is a founder of the Company and was Vice Chairman of the Board of Directors of the Company from December 1992 until November 1993. Prior to that time he was Chairman of the Board of Directors from the Company's inception in November 1984. He served as Chief Executive Officer of the Company from November 1984 to January 1988. From November 1984 to April 1987, he was also President of the Company. Mr. Adler is the President and sole stockholder of Adler Computer Systems, Inc., a personal holding company.

         Lewis E. Brazelton III has been Senior Vice President of Rauscher Pierce Refsnes, Inc., an investment banking company, for more than the last five years.

         Richard B. Curran is an attorney and has been an investor in a number of privately held companies since 1989 in which he has also served in either director capacities or senior management positions. Since February 1990 he has been Chief Financial Officer of Earth Satellite Corporation, a corporation that sells and analyzes digitally enhanced satellite imagery to a variety of private and governmental users.

     Hugh E. Humphrey, Jr. is President and Chief Executive Officer of the Algiers Homestead Association, a Louisiana savings and loan association. Mr. Humphrey has been with the Algiers Homestead Association since 1963.

         Richard E. Hanlon is the Vice President for Investor Relations for America Online Incorporated, a position he began in February 1995. Prior to joining America Online, Mr. Hanlon was the founder and president of Hanlon & Company, a consulting firm for software and technology companies and venture capital and investment banking firms. From 1988 to March 1993 Mr. Hanlon was the Vice President of Corporate Communications and Secretary of the Legent Corporation, a software concern. Mr. Hanlon serves on the board of Michaels Stores, Inc.

         The Board of Directors recommends a vote FOR the election of all six nominees to the Board.

         Committees and Meetings of the Board of Directors. The Board of Directors has established two committees, the Organization and Compensation Committee and the Audit Committee. The Organization and Compensation Committee (the "Compensation Committee"), currently composed of Messrs. Brazelton, Humphrey and Curran, met one time (in addition to meetings held as a part of certain Board of Directors meetings) during the fiscal year ended December 31, 1994. This committee reviews and approves salaries and bonuses of executive officers and administers the Company's stock option plans. The Audit Committee, currently composed of Messrs. Curran, Humphrey and Brazelton met four times during the fiscal year ended December 31, 1994. This committee recommends to the Board of Directors the appointment of independent auditors, reviews the plan and scope of audits, reviews the Company's significant accounting policies and internal controls, and has general responsibility for related matters. The Company does not have a standing nominating committee of the Board of Directors; however, the Compensation Committee has performed services as a nominating committee.

         The Board of Directors held nine meetings, either in person or by telephonic conference, during the fiscal year ended December 31, 1994. Additionally, the Board of Directors adopted various resolutions during 1994 by unanimous consent. None of the directors attended fewer than 75% of the meetings of (i) the Board of Directors and (ii) the committees on which they served, during their tenure.

         Director Compensation. During 1994 each member of the Board of Directors who was not an officer or employee of the Company received an annual $13,500 director's retainer for serving on the board. Additionally each director was paid a fee of $675 for each directors' meeting he attended and a $675 fee for each committee meeting he attended other than committee meetings held on the same day as a directors' meeting. Directors were also reimbursed for expenses relating to attendance at meetings. All 1994 amounts were reduced by ten percent (10%) by the directors from prior amounts paid.

                                   MANAGEMENT


                  The following table sets forth certain information as of February 28, 1994 with respect to the executive officers of the Company.

  Name and Age                   Position                 Officer Since
William O. Hunt, 6            Chairman of the Board              1992
                              of Directors, Chief
                              Executive Officer and
                              President

Michael H. Barnes,            Senior Vice President,             1993
                              Corporate Staff, Chief
                              Financial Officer and
                              Secretary

Ray S. Naeini, 42             President                          1991
                              Global Telecom Group

Dennis Stoutenburg            President                          1991
                              Communications Group

     William O. Hunt See "Election of Directors" above.

     Michael H. Barnes joined the Company in September 1993 as Senior Vice President, Corporate Staff, Chief Financial Officer and Secretary. From March 1987 to July 1992, Mr. Barnes was the Chief Financial Officer of Alliance Telecommunications Corporation.

         Ray S. Naeini was appointed President of the Global Telecom Group of the Company in January 1995. From February 1993 to December 1994, he was Group Vice President--Technology and Operations. He was Senior Vice President and Managing Director of the Company's Engineering and International Technology Center from October 1991 to February 1993. He was Vice President of Research and Development for Network Access Corporation, a company that designs and manufactures intelligent network platforms for the Regional Bell Operating Companies and other telephone companies, from 1988 to October 1991.

         Dennis Stoutenburgh was appointed President of the Communications Group of the Company in January 1995. From February 1992 to December 1994 he was Group Vice President-Technology and Operations. He served as Vice President--Billing Services for the Company from March 1991 to February 1993. From September 1989 to March 1991 he was Director of Billing Services for the Company. From April 1988 to August 1989 he was Director--Finance for the Company.

         The Company's officers are elected by the Board of Directors and serve at the discretion of the Board.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended December 31, 1994, Adtel Communications, Inc. ("ACI"), purchased and licensed equipment from the Company totaling $1,212,000 and reduced amounts owed to the Company by $752,000, which included approximately $46,000 in interest related to license fees and leases. As of December 31, 1994, ACI owed the Company $798,000 for trade receivables, equipment leases and license fees. B. Michael Adler, is a director of Adtel Communications, Inc. and of the Company. Mr. Adler owns 10% of ACI's stock and other members of Mr. Adler's family own 80% of ACI's stock.

         T.J. Berthel Enterprises, Inc., a beneficial holder of 8.9% of the Company's common stock, is owned by Thomas J. Berthel and Berthel Fisher & Company. Thomas J. Berthel is a stockholder, director and President of Berthel Fisher & Company. Thomas J. Berthel is also a stockholder, director and President of Paycom Systems Corporation. During the fiscal year ended December 31, 1994, Paycom Systems Corporation purchased and licensed equipment from the Company totaling $100 and reduced amounts owed the Company by $25,000 which included $2,000 of interest. As of December 31, 1994, Paycom Systems Corporation owed the Company $9,000 for trade receivables and license fees.

     Thomas J. Berthel is President of Berthel Fisher Leasing, Inc., a wholly-owned subsidiary of Berthel Fisher & Company. During 1994 Berthel Fisher Leasing, Inc. purchased equipment from the Company in the amount of $857,000 and reduced amounts owed the Company by $1,310,000 to $87,000. The equipment was purchased by Berthel Fisher Leasing, Inc. in connection with the provision of equipment lease financing for the Company's customers.

         Thomas J. Berthel and Berthel Fisher Leasing serve as general partners of Telecommunications Limited Partnership No. 7. During 1994 Telecommunications Limited Partnership No.7 paid the Company $76,000 including interest of $3,000, to reduce the balance owed for a note receivable to $0.

         On February 15, 1994 the Company issued a $1 million, 10%, convertible subordinated note to T.J. Berthel Investments, L.P. Interest is payable quarterly with the entire principal amount maturing on March 31, 1999. The note may be converted into 160,000 shares of common stock at any time.


                             EXECUTIVE COMPENSATION

Organization and Compensation Committee Report on Executive Compensation

         The Company's executive compensation plans have been designed to attract, retain and reward high caliber executives who will formulate and execute the business plans of the Company in a manner that will provide the stockholders of the Company with a higher than average return on the Company's common stock while ensuring that the Company's compensation levels are fair and appropriate to both its executives and stockholders. With these goals in mind, the Company's compensation plans and policies have been designed to have total compensation linked significantly with the operating performance of the Company. Although the Compensation Committee recognizes that the improvement of operating performance of the Company and higher stock prices do not necessarily move in tandem over the short term, the Compensation Committee believes that the two criteria will correlate over the long term.

         The Compensation Committee does not expect to pay above-average base salaries to its executive officers, but does expect to utilize performance-oriented and equity-based compensation to reward positive performance and results.

         For 1994 and thereafter Mr. Hunt and the Compensation Committee recommended and the Board of Directors adopted a discretionary bonus plan for corporate officers and other managers. Maximum bonus levels under the plan range from 60% to 100% of base salary and are based primarily on the aggregate performance of all business segments and departments of the Company. Under the new plan, the principal share of the bonus will be based on the Company achieving a level of net income in excess of the Company's weighted average cost of capital (as defined in the new plan) and up to 12.5% of base salary will be based on discretionary factors considered by the Compensation Committee (including Mr. Hunt's recommendations with respect to other officers and managers), such as management effectiveness as exhibited through relationships with customers, vendors, employees and stockholders, new product development, special problem handling, and planning and execution of operations. No bonuses were paid pursuant to this bonus plan in 1994.

         The Compensation Committee also supports the position that stock ownership by the Company's executive officers, encouraged by equity-based compensation plans, aligns the interests of the executive officers with the stockholders of the Company. By using equity-based compensation over a period of time, the executive officers of the Company should become larger holders of Company stock. This is intended to strengthen their identification with the stockholders of the Company and make increasing stockholder value an even more important focus for the Company's management group. In addition, the Compensation Committee believes that the use of equity-based compensation combined with a focus on the operating performance of the Company will create a balance of these two long-term objectives.

CEO Compensation

     William O. Hunt is the Chief Executive Officer, Chairman of the Board and President of the Company.

         Mr. Hunt's compensation package was the result of arm's length negotiations conducted in 1992 between members of the Board of Directors and Mr. Hunt, and was approved by the Compensation Committee and the Board of Directors. The Compensation Committee and the Board were advised by an independent compensation consulting firm.

         In accordance with Mr. Hunt's stated goal of building stockholder value and consistent with the Compensation Committee's compensation philosophy described above, a compensation package involving a relatively low base salary, participation in a performance-based bonus plan and a relatively large stock option grant was agreed upon.

         Mr. Hunt's base salary was set at $225,000 and it was agreed that he would participate in a bonus plan such as the Company's discretionary plan described above. Based upon the advice of its independent compensation consultant, the Compensation Committee concluded that Mr. Hunt's proposed salary and bonus arrangements were reasonable and were well within the range of similar arrangements made by comparable companies. On January 1, 1994 Mr. Hunt voluntarily reduced his base salary to $202,500.

         Mr. Hunt was granted options to purchase 670,000 shares of the Company's common stock under the Company's 1991 Stock Option Plan. The options vest over a period of three years. Based upon the advice of its independent consultant, the Compensation Committee determined that, although the amount of the stock option grant was above average principally in terms of the percentage of shares involved, a number of comparable grants have been made by other companies that have recruited senior executives in "turnaround" or start-up situations. The Compensation Committee concluded that this stock option grant was justified given Mr. Hunt's qualifications and the Company's need to install a new chief executive who could build stockholder value.

                                      Respectfully submitted,

                                      Lewis E. Brazelton III, Chairman

                                      Richard B. Curran

                                      Hugh E. Humphrey, Jr.

Summary Compensation Table

         The following table sets forth information with respect to the compensation to (i) the Company's chief executive officer at December 31, 1994 and (ii) the other five most highly compensated executive officers of the Company during 1994, for services rendered during the fiscal years ended December 31, 1992, 1993 and 1994.

                                                              Stock
                                   Annual Compensation      Options(1)     All Other
         Name           Year      Salary   Bonus   Other     (shares)     Compensation(2)

William O. Hunt(3)      1994     $202,500   --       --         --           $970
  Chairman of the       1993     $224,080   --       --         --            --
  Board of Directors,   1992       $9,375   --       --       670,000         --
  Chief Executive
  Officer, President

Michael H. Barnes(3)    1994     $150,000   --       --        25,000      $1,922
 Senior Vice President  1993      $63,731   --       --        75,000         --
 Corporate Staff,       1992           --   --       --          --           --
 Chief Financial
 Officer and Secretary

Ray S. Naeini(3)        1994     $180,000   --       --        25,000        $975
  President             1993     $196,684   --       --        55,000         --
  Global Telecom Group  1992     $175,080   --       --        20,000         --

Dennis J.Stoutenburgh   1994     $150,000   --       --        25,500      $1,748
  President             1993     $120,355   --       --        25,000      $2,249
  Communions Group      1992      $82,917   --       --            --      $2,075

G. James Brackknell     1994     $161,667   --       --            --      $1,820
  Group Vice President  1993     $185,000   --       --         30,000        --
                        1992      $27,965   --       --         20,000        --

Stanley Jasinski        1994     $156,345   --       --            --        $965
  Group Vice President  1993      $99,777   --       --         50,000        --
                        1992           --   --       --            --         --
- ----------------------

(1) The compensation described in the table does not include the cost to the Company of benefits furnished to certain officers, including premiums for life and health insurance, and other personal benefits provided to such individuals that are extended in connection with the conduct of the Company's business. No executive officer names above received other compensation in excess of the lesser of $50,000 or 10% of such officer's salary and bonus compensation.

(2) All Other Compensation consists of matching payments by the Company pursuant to its 401(k) Plan.

(3) On January 1, 1994, Messrs. Hunt, Barnes and Naeini voluntarily reduced their respective base salaries by ten percent.

1994 Option Grants

         The following table sets forth the number, percent of total options granted to named employees, exercise price and duration of options granted to the named executive officers, and the hypothetical gain that would result from assumed annual rates of stock price appreciation over the term of the options. See "Compensation Plans" below.

                                  Percent
                                 of Total                              Potential Realizable
                                  Options                               Value at Assumed
                                 Granted to                              Annual Rates of
                                 Employees                                 Appreciation
                      Options    in Fiscal     Exercise     Expiration   For Option Term
      Name            Granted(1)   1994          Price          Date     5%          10%
Michael H. Barnes      25,000      14.6%          $8.00      03/23/04   $325,779  $518,749
Ray S. Naeini          25,000      14.6%          $8.00      03/23/04   $325,779  $518,749
Dennis J. Stoutenburgh 25,500      14.9%          $8.00      03/23/04   $332,295  $529,124

(1) Options granted are exercisable generally for a period of ten years at the price of the Company's common stock on the date of grant. The options vest as follows: 50% on December 31 of the year of grant and 25% on December 31 of each following year.

1994 Year-end Value of Stock Options

         The following  table sets forth  information  with respect to the named
executive   officers   concerning  the  exercise  of  options  during  1994  and
unexercised options held as of December 31, 1994.

                                                                                         Value of
                                                               Number                    Unexercised
                        Shares                             of Unexercised                 In-the-Money
                       Acquired                              Options at                   Options at
                          on          Value             December 31, 1994            December 31, 1994(1)
     Name              Exercise      Realized     Exercisable   Unexercisable      Exercisable    Unexercisable
William O. Hunt           --            --           488,410       181,590         $   61,051      $   22,699
Michael H. Barnes         --            --            68,750        31,250         $       --      $       --
Ray S. Naeini             --            --            73,750        26,250         $       --      $       --
Dennis J. Soutenburgh     --            --            56,000        19,000         $       --      $       --
G. James Bracknell        --            --            34,500          --           $    6,000      $       --
Stanley J. Jasinski       --            --            25,000          --           $       --      $       --
- --------------------

(1) Market value of underlying securities at December 31, 1994, less the exercise price.


Director Compensation

         See "Election of Directors - Director Compensation" for a discussion of director compensation.

Indemnification Arrangements

         The Company's Bylaws provide for the indemnification of its executive officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted by the Delaware General Corporation Law. The Company has also entered into indemnification agreements with its executive officers and directors that contractually provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitees' receipt of such benefits.

Compensation Plans

         Prior to 1991 the stock option plans described below were administered as separate plans. In 1991 the plans were restated in their entirety in a single document and are known as the "Intellicall, Inc. 1991 Stock Option Plan". Each separate plan was previously approved by the Company's stockholders.

         Incentive Stock Option Plan. The Board of Directors of the Company adopted the Incentive Stock Option Plan for key employees of the Company and its subsidiaries. The Incentive Stock Option Plan has been approved by the stockholders of the Company. Up to 1,275,000 shares of common stock are authorized to be issued under the Incentive Stock Option Plan. See "Proposal to Amend the Company's 1991 Stock Option Plan" regarding a proposal to increase the number of shares authorized to be issued under the Incentive Stock Option Plan. The purpose of the Incentive Stock Option Plan is to provide a means whereby the Company may, through the grant of options, attract and retain persons of ability as employees. The Incentive Stock Option Plan is also intended to motivate such persons to exert their best efforts on behalf of the Company.

         The Incentive Stock Option Plan is administered by the Compensation Committee. Options for the purchase of common stock under the Incentive Stock Option Plan may be granted to key employees selected from time to time by the Compensation Committee. Only directors who are employees are eligible to receive options under the Incentive Stock Option Plan. The Compensation Committee determines the exercise price of such options at the time of grant. The exercise price of any options granted pursuant to the Incentive Stock Option Plan will be at least equal to the fair market value of the common stock on the date the options are granted. Each option has a term of up to 10 years and is exercisable only at such times as the Compensation Committee determines at the time of grant. The option period automatically terminates three months following the date the holder ceases to be an employee of the Company for any reason. No cash consideration is paid by the employee upon the grant of an option to him. To exercise the options, grantees must pay the exercise price in cash or common stock, or any combination of cash or common stock.

         Options granted under the Incentive Stock Option Plan may be "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), non-qualified options (options which do not meet the requirements of Section 422 of the Code), or both. The Incentive Stock Option Plan contains various provisions to ensure that Incentive Stock Options comply with Section 422.

         At February 28, 1995, the Company and its subsidiaries had approximately 234 employees who were eligible to participate in the Incentive Stock Option Plan. At present, such persons hold options granted under the Incentive Stock Option Plan to purchase an aggregate of 1,047,215 shares of common stock. See "Proposal to Amend the Company's 1991 Stock Option Plan".

         Non-Qualified Stock Option Plan. The Board of Directors of the Company adopted the Non- Qualified Stock Option Plan for officers, directors and key employees of the Company and its subsidiaries. The Non-Qualified Stock Option Plan has been approved by the stockholders of the Company. Up to 600,000 shares of common stock are authorized to be issued under the Non-Qualified Stock Option Plan. The purpose of the Non-Qualified Stock Option Plan is to provide a means whereby the Company may, through the grant of options, attract and retain persons of ability as officers, directors and employees. The Non-Qualified Stock Option Plan is also intended to motivate such persons to exert their best efforts on behalf of the Company.

         The Non-Qualified Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Options for the purchase of common stock under the Non-Qualified Stock Option Plan may be granted to key individuals selected from time to time by the Compensation Committee. No director is eligible to receive options under the Non-Qualified Stock Option Plan while such director is a member of the Compensation Committee. Furthermore, only directors who are employees are eligible to receive options under the Non-Qualified Stock Option Plan. The exercise price for any options granted pursuant to the Non-Qualified Stock Option Plan is determined by the Compensation Committee on the date the options are granted and must be at least equal to 85% of the fair market value of the common stock on the date of grant. Each option has a term of up to 10 years and is exercisable only at such times as the Compensation Committee determines at the time of grant. The option period automatically terminates three months following the date the holder ceases to be an employee of the Company for any reason. No cash consideration is paid by the employee upon the grant of an option to him. To exercise the options, grantees must pay the exercise price in cash, common stock, a promissory note or any combination of the foregoing.

         At February 28, 1995 the Company and its subsidiaries had approximately 234 employees who were eligible to participate in the Non-Qualified Stock Option Plan. At present, William O. Hunt holds options granted under the Non-Qualified Stock Option Plan to purchase an aggregate of 430,000 shares of common stock, and B. Michael Adler holds options granted under the Non-Qualified Stock Option Plan to purchase an aggregate of 170,000 shares of common stock.

         Directors' Stock Option Plan. The Board of Directors of the Company adopted the Directors' Stock Option Plan for non-employee directors of the Company. Up to 350,000 shares are authorized to be issued under the Director's Stock Option Plan. The purpose of the Directors' Stock Option Plan is to provide a means whereby the Company may, through the grant of options, attract, motivate and retain qualified, non-employee directors.

         The Directors' Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Options for the purchase of common stock under the Directors' Stock Option Plan are automatically granted to each non-employee director. In December 1992, the Board of Directors amended the Directors' Stock Option Plan to provide the automatic grant as follows:

         (i) each non-employee director as of February 1, 1993, who had not previously received Director Options was granted an option to purchase 20,000 shares of common stock on February 1, 1993, and was automatically entitled to receive a grant of an option to purchase 10,000 shares of common stock as of February 1, 1994; and

         (ii) each person who becomes a non-employee director subsequent to February 1, 1993 will receive an option to purchase 20,000 shares of common stock on the first business day of February after he becomes a director and an option to purchase 10,000 shares of common stock on the first business day of the next succeeding February.

         The exercise price for all options granted pursuant to the Directors' Stock Option Plan will be at least equal to the fair market value of the common stock on the date the options are granted. Each option has a term of up to ten years. The options granted under the first installment vest immediately upon grant and the options granted under the second installment vest on December 31 of the calendar year in which they are granted. No cash consideration is paid by the grantee upon the grant of an option to him. To exercise the options, grantees must pay the exercise price in cash or common stock of the Company.

         At December 31, 1994, the Company and its subsidiaries had four directors who were eligible to participate in the Directors' Stock Option Plan. At present, such persons hold options granted under the Directors' Stock Option Plan to purchase an aggregate of 160,000 shares of common stock.

         Change in Control Arrangements. Pursuant to the Company's 1991 Stock Option Plan, in the event of an impending merger, liquidation, sale of all or substantially all of the Company's assets, or if at any time, two-thirds of the Company's directors are not "Continuing Directors" as defined in the Plan, 100% of the options granted pursuant to the Incentive, Non-Qualified and Directors' Stock Option Plans automatically become immediately and fully exercisable.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and 10% stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company copies of all Section 16(a) reports they file.

         Based solely on a review of the copies of Forms 3, 4 and 5, and all amendments thereto, furnished to the Company, or written representations that no Forms 5 were required, the Company believes all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with during 1994.

                            STOCK PERFORMANCE CHART

         The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock during the five years ended December 31, 1994, with the cumulative total return of (i) Standard & Poors--500 Stock Index, (ii) the Standard & Poors High Tech Composite Index and (iii) the Standard & Poors Telephone Manufacturers Index. The comparison assumes $100 was invested on December 31, 1988 in the Company's common stock and in each of the other indices and assumes reinvestment of dividends. The Company paid no dividends during the five year period.

General

     In 1991 the Incentive Stock Option Plan (the "Incentive Plan") was restated in its entirety, along with previously adopted Non-Qualified Stock Option Plan ("NSO Plan") and Directors' Stock Option Plan ("Directors' Plan"), in a single document which in the aggregate became known as the "Intellicall, Inc. 1991 Stock Option Plan" (the "1991 Stock Option Plan").

     The description in this Proxy Statement of the 1991 Stock Option Plan is included solely as a summary, does not purport to be complete, and is qualified in its entirety by the full text of the 1991 Stock Option Plan attached hereto as Exhibit A. For a description of the Incentive Plan, NSO Plan and the Directors' Plan, see "Executive Compensation - Compensation Plans."

     The  1991  Stock  Option  Plan  is  an  arrangement   under  which  certain
individuals may be granted awards (the "Awards") for incentive stock options, non-qualified stock options and directors' options as described in "Executive Compensation - Compensation Plans". The purpose of the 1991 Stock Option Plan is to provide incentives to officers, directors and employees of the Company, to attract individuals with a high degree of training, experience, expertise and ability, to provide an opportunity to such individuals to acquire a proprietary interest in the success of the Company, to increase their interest in the Company's welfare, to align their interests with those of the Company's stockholders and to encourage them to remain with the Company.

The Amendment

     The proposed amendment to the 1991 Stock Option Plan (the "Amendment") would increase the aggregate number of shares of common stock that may be issued as Incentive Stock Options under the Incentive Plan from 1,275,000 shares to 1,525,000 shares. No other amendments to the 1991 Stock Option Plan are currently contemplated.

Administration of the 1991 Plan

     The Option Plan is administered by the Compensation  Committee  composed of
non-employee   directors   of  the   Company  who  meet  the   requirements   of
"disinterested person" in Section 16b of the Securities Exchange Act of 1934.

Eligibility

     Awards may be granted under the 1991 Stock Option Plan to employees of the Company, including officers and directors, and in accordance with the nondiscretionary formula mentioned above, non-employee directors of the Company. However, only employees of the Company are entitled to receive incentive stock option Awards. The Compensation Committee, in its discretion as outlined in the 1991 Stock Option Plan, determines which individuals are eligible to receive Awards under the 1991 Stock Option Plan.

         The approximate number of individuals who are officers or employees of the Company as of February 28, 1995 is approximately 234.

Grant, Term, and Restrictions on Awards

         Awards granted under the 1991 Stock Option Plan may include incentive stock options, which are qualified under Section 422A of the Internal Revenue Code of 1986 (the "Code"), non-qualified stock options, which are not qualified under section 422A of the Code, and directors' options.

         In the event common stock purchased upon exercise of incentive options is disposed within a two year period after the options are granted under the 1991 Stock Option Plan or within one year after the option is exercised, the optionee is required to so notify the Company and deliver to the Company the amount of any applicable withholding taxes. In either such event, the options lose their status as incentive options under Section 422A of the Code and are treated as non-qualified options under the 1991 Stock Option Plan. The maximum value of incentive options that can become first exercisable in any one year can be no more than $100,000.

         Each Award is to be granted under an agreement (an "Agreement") between the Company and the individual receiving the Award. Each Agreement specifies the exercise periods of options. The Company receives no consideration upon the grant of an Award. The rights under the Agreement are not transferable by the individual receiving an Award except under the laws of descent and distribution. During the lifetime of the individual receiving an Award, only the individual or his legal representative may exercise the Award.

Purchase Price for Incentive Options

         The purchase price for each share of common stock subject to an incentive option granted under the 1991 Stock Option Plan may not be less than the greater of the par value of such share and 100% of the fair market value of such share on the date that the incentive option is granted (110% in the case of an incentive option granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of the Company). The purchase price of common stock may be paid by cash, check, or shares of common stock which have been held for at least six months.

         On February 28, 1995, the closing sales price of the Company's Common Stock as reported on the New York Stock Exchange was $3.75.

Termination of Awards

         Awards of incentive options granted under the 1991 Stock Option Plan generally terminate with respect to any portion of the incentive option not previously exercised by an individual after ten years from the date that the incentive option is granted (five years in the case of an incentive option granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of the Company), unless the option terminates sooner by reason of termination of employment, disability, or death. The unexercised or restricted portion of an Award shall terminate immediately if an individual's employment is terminated for cause. If termination of employment is voluntary or by the Company for reasons other than cause, such portion of the Award shall terminate three (3) months after employment terminates. The unexercised or restricted portion of an Award will terminate twelve months after the occurrence of the disability or death of an individual.

Certain Events

         The 1991 Stock Option Plan contains antidilution provisions applicable in the event of any change in the number of outstanding shares of common stock of the Company or any change in the character or rights of the common stock which occurs by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares or other similar events. In any such event, appropriate adjustments will be made in the maximum number of shares which may be issued under the 1991 Stock Option Plan and the number of shares under and exercise price of outstanding Awards.

         In addition, in the case of (i) a dissolution or liquidation of the Company or (ii) a merger or consolidation of the Company the 1991 Stock Option Plan and all options granted thereunder shall continue in effect and each holder of an option shall be entitled to receive in respect of each share of common stock subject to an outstanding Award, upon exercise of such Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of common stock was entitled to receive in such transaction in respect of a share of common stock.

         In the event of a Change in Control of the Company (as defined in the 1991 Stock Option Plan), all outstanding Awards shall become immediately and fully exercisable.

Amendments

     The Board or the Compensation Committee may at any time, without the consent of the holders of Awards, alter, amend, revise, suspend, or discontinue the 1991 Stock Option Plan, provided that such action shall not adversely affect Awards previously granted. Any amendments to the 1991 Stock Option Plan that would (i) materially increase the benefits accruing to individuals participating in the 1991 Stock Option Plan, (ii) materially increase the number of shares of Common Stock subject to the 1991 Stock Option Plan, or (iii) materially modify the requirements as to eligibility for participation in the 1991 Stock Option Plan must be approved by the holders of a majority of shares of Common Stock represented and entitled to vote thereon at a meeting of the stockholders of the Company.

Options Granted in 1994

         Name                  Dollar Value(1)         Number of Options
   William O. Hunt                 $ 0                        --
   Michael H. Barnes               $ 0                      25,000
   Ray S. Naeini                   $ 0                      25,000
   Dennis J. Stoutenburgh          $ 0                      25,500

   All Officers                    $ 0                      75,500

   All Non-officer Directors       $ 0                      20,000

   All Employees                   $ 0                     170,900

- ---------------

(1) At the grant date exercise price equalled fair market value of the shares available under this plan.

Federal Income Tax Consequences

          An optionee who receives an incentive stock option under the 1991 Stock Option Plan will ordinarily not recognize any income for federal income tax purposes as a result of the receipt or exercise of such option. However, the exercise of an incentive stock option will give rise to an increase in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the common stock at the time the optionee's rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture over the exercise price. The Company will not be entitled to a compensation deduction for federal income tax purposes with respect to either the grant of an incentive stock option under the 1991 Stock Option Plan or the exercise of such an option by the optionee. If the optionee does not dispose of the shares of common stock acquired through the exercise of the incentive stock option within two years of the date of the grant of such option, and within one year after the exercise date, and if the optionee is employed by the Company (or certain related entities) from the time the option is granted until three months before its exercise, any gain or loss recognized upon the disposition will constitute a long-term capital gain or loss, and the Company will not be entitled to a deduction. If an optionee disposes of the shares prior to the expiration of such holding periods (a "disqualified disposition"), the optionee will recognize, at the time of such disposition, ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the shares subject to the option on the date of exercise or (ii) the amount realized by the optionee on the sale of such shares, any remaining gain shall be taxed as a capital gain. In the event of a disqualified disposition, the Company will be entitled to a deduction in an amount equal to the income recognized by the optionee.

         If an optionee pays the exercise price of an incentive stock option solely with common stock, and if the shares surrendered are (i) shares not received pursuant to the exercise of an incentive stock option and not subject to a substantial risk or forfeiture or (ii) the result of the optionee's exercise of another incentive stock option, the exercise of which satisfied the above stated holding period requirements, the optionee will not recognize income and the basis and holding period of the surrendered common stock shall be transferred to that number of new shares equal to the number of old shares surrendered. If more shares are received than were surrendered, the additional shares' basis will be zero. If these conditions are not met, the payment of the exercise price with shares of common stock may be treated as a disqualified disposition or otherwise taxable disposition.

Vote Required and Recommendation for Approval of the Proposed Amendment to the 1991 Stock Option Plan

         To be approved by the stockholders, the Amendment must receive the approval of stockholders holding at least a majority of the outstanding shares of common stock. The enclosed form of proxy provides a means for stockholders to vote for the Amendment, to vote against the Amendment, or to abstain from voting with respect to the Amendment. Each properly executed proxy received in time for the meeting will be voted as specified therein.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT. SINCE THE AMENDMENT WILL INCREASE THE NUMBER OF OPTIONS THAT MAY BE GRANTED TO ALL DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY, CERTAIN OF THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY HAVE AN INTEREST IN, AND MAY BENEFIT FROM, THE ADOPTION OF THE AMENDMENT.


             AMENDMENT TO DECREASE THE AMOUNT OF AUTHORIZED STOCK

         The Board of Directors has adopted, subject to stockholder approval, a resolution to amend the Company's Certificate of Incorporation ("Charter") to decrease the authorized common stock from 50,000,000 shares to 20,000,000 shares. The Charter currently provides that the aggregate number of shares of all classes of stock that the Company has authority to issue is 51,000,000 shares, divided into two classes consisting of 50,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of February 28, 1995, there were 7,661,543 shares of the common stock issued and outstanding, with an additional 2,083,500 shares of common stock reserved for issuance under the Company's Incentive Stock Option Plan, Non-Qualified Stock Option Plan and Directors' Stock Option Plan, and upon exercise of an outstanding warrant of the Company. No shares of preferred stock are outstanding.

         All authorized but unissued shares of common stock may be issued, at the discretion of the Board of Directors, for any proper corporate purpose, and without further action by the stockholders other than as may be required by applicable law or by the rules of any stock exchange on which the Company's securities may then be listed. The Board of Directors has proposed the decrease in the number of authorized shares of common stock (i) to establish the Company's capital structure in accordance with management's anticipation of the Company's need to issue common stock in the near term and (ii) to minimize franchise taxes due to the state of Delaware, which franchise taxes are based, in part, on the number of authorized shares.

         No holder of common stock has any preemptive right to subscribe to any kind or class of securities of the Company.

         Attached hereto as Exhibit B is a copy of the Certificate of Amendment to the Certificate of Incorporation which will be filed, upon stockholder approval, with the Secretary of State of the State of Delaware to decrease the amount of authorized stock of the Company.

         The Board of Directors recommends a vote FOR the approval of the amendment to the Charter. Adoption of the proposal to amend the Charter to decrease the authorized common stock will require the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon.

                     RATIFICATION OF SELECTION OF AUDITORS

         Ernst & Young LLP acted as the Company's independent auditors for the fiscal year ended December 31, 1992.

         On April 6, 1993 the Board of Directors of the Company, at the recommendation of the Company's Audit Committee, voted to dismiss Ernst & Young LLP as the Company's independent accountants and to appoint Price Waterhouse LLP as the Company's independent accountants, effective April 8, 1993.

     During the Company's two fiscal years ended December 31, 1991 and 1992, Ernst & Young LLP's reports on the Company's financial statements contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to unceretainty, audit scope, or accounting principles, except as follows:

          Ernst & Young LLP's report on the Company's financial statements for the three years ended December 31, 1991, contained the following paragraph:

     As described in Note 9 to the consolidated financial statements, the Company became a defendant in a class action lawsuit alleging violations of certain securities laws. The ultimate outcome of this matter cannot presently be determinted. Accordingly, no provision for any liability that may result has been made in the accompanying consolidated financial statements. The outcome of this litigation could impact the Company's recently restructured bank and senior note arrangements, which are described in Note. 2.

          Since the date of such report the referenced litigation has been resolved.

     During the Company's two fiscal years ended December 31, 1991 and 1992, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     During the Company's two fiscal years ended December 31, 1991 and 1992, there were no reportable events relating to Ernst & Young LLP, except as follows:

     On March 18, 1992, after they discovered that the Company had breached certain financial ratio covenants in its loan agreements, and had not publicly disclosed the breaches, representatives of Ernst & Young LLP informed the Audit Committee of the Company's Board of Directors that Ernst & Yount LLP was not prepared to accept management representation letters essential to the completion of their audit and certification of the Company's financial statements for the fiscal year ended December 31, 1991, unless and until the Company either (1) permitted the auditors to investigate the facts and circumstances surrounding the covenant noncompliance, including management's knowledge of the problem, or
(2) caused the Audit Committee to conduct such an investigation and report the results to the auditors. The Audit Committee, after consulting counsel, determined to conduct the investigation. As a result of the investigation, four senior members of management including the Company's chief executive officer, its chief financial officer, its vice president of corporate development and its former controller, were either dismissed or resigned. The Company hired a new chief financial officer and an interim chief executive officer and Ernst & Young LLP subsequently accepted new management's representations and issued its opinion dated August 5, 1992, on the Company's financial statements for the three years ended December 31, 1991.

     Ernst & Young LLP has funished the Company with a letter addressed to the Securities and Exchange Commission stating that Ernst & Young LLP agrees with the statements in the preceding paragraphs.

     On April 8, 1993, the Company engaged Price Waterhouse LLP as its principal accountants to audit the Company's financial statements. During the Company's two fiscal years ended December 31, 1991 and 1992, the Company did not consult with Price Waterhouse LLP on items which (1) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (2) concerned the subject matter of a disagreement or reportable event with Ernst & Young LLP. Since April 8, 1993 there have been no disagreements between the Company and Price Waterhouse LLP.

     Representatives of Price Waterhouse LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR ratification of the selection of Price Waterhouse LLP as independent public accountants of the Company.

                             STOCKHOLDER PROPOSALS

     In order for stockholder proposals to receive consideration for inclusion in the Company's 1995 Proxy Statement, such proposals must be received at the Company's offices at 2155 Chenault, Suite 410, Carrollton, Texas 75006-5023,
Attention: Secretary, by December 15, 1995.

                            SOLICITATION OF PROXIES

     The Company will pay the expense of this proxy solicitation. In addition to solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by the brokers and fidusicries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained
Chemical Bank to solicit proxies for the meeting from brokers, banks and nominees. For such services the Company has agreed to pay Chemical Shareholder Services a fee of $4,500.00.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the meeting. However, if other proper items of business should come before the meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.


                                     By Order of the Board of Directors,



                                      Michael H. Barnes
                                      Secretary


Carrollton, Texas
April 20, 1995